Exhibit 99.1

Ultratech Announces Second Quarter 2009 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--July 23, 2009--Ultratech, Inc. (Nasdaq: UTEK) today announced unaudited results for the three-month and six-month periods ended July 4, 2009.

For the second quarter of fiscal 2009, Ultratech reported net sales of $18.6 million compared to $32.1 million during the second quarter of 2008. Ultratech’s net loss for the second quarter of 2009 was $0.5 million or $0.02 per share compared to net income of $2.6 million or $0.11 per share (diluted) for the same quarter last year.

For the first six months of 2009, Ultratech reported net sales of $44.3 million compared to net sales of $63.2 million in the first six months of 2008. Ultratech reported a net loss of $0.3 million or $0.01 per share during the first half of 2009, compared to net income of $4.5 million or $0.19 per share (diluted) for the first half of 2008.

Arthur W. Zafiropoulo, Ultratech Chairman and Chief Executive Officer stated, “During the quarter, overall business conditions deteriorated due to sharp reductions in customers’ capital budgets. Although demand remained at low levels, we were encouraged to see planned investments by our customers in technology development activity for our laser spike anneal and advanced packaging products at the leading edge.”

“In light of the current economic environment and our limited visibility regarding future market conditions, Ultratech continues to take aggressive steps to reduce operating expenses and drive structural efficiencies across our entire organization, while maintaining our focus on new product development and customer service. We are confident that these actions will allow us to sustain our technological and market leadership during this severe downturn and position us well when industry conditions improve,” Zafiropoulo concluded.

At July 4, 2009, Ultratech had $154.4 million in cash, cash equivalents and short-term investments. Working capital was $184.0 million and stockholders’ equity was $8.21 per share based on 23,632,000 total shares outstanding on July 4, 2009.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 23, 2009. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, July 30, 2009. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 19737068.

Profile

Ultratech, Inc. (NasdaqGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. The company’s market-leading advanced lithography products deliver superior throughput and higher production yields at a low, overall cost of ownership for bump packaging of integrated circuits and LEDs. Ultratech, a pioneer of laser processing, developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 65-nm and below production of state-of-the-art consumer electronics. Founded in 1979, Ultratech celebrates 30 years headquartered in San Jose, Calif. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers’ financial condition and demand for semiconductors; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; affect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2008 and Quarterly Report on Form 10Q for the quarter ended April 4, 2009. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Jul. 4,	Dec. 31,
(In thousands )	2009	2008*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and
short-term investments	$154,445	$158,498
Accounts receivable	19,128	18,318
Inventories	28,758	31,618
Prepaid expenses and other
current assets	3,681	4,836
Total current assets	206,012	213,270

Equipment and leasehold
improvements, net	12,459	12,788

Demonstration inventories	1,240	82

Other assets	2,736	3,051

Total assets	$222,447	$229,191

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$9,600	$6,000
Accounts payable	4,068	8,830
Deferred product and service income	2,356	4,328
Other current liabilities	5,998	9,923
Total current liabilities	22,022	29,081

Other liabilities	6,442	6,687

Stockholders' equity	193,983	193,423

Total liabilities and stockholders' equity	$222,447	$229,191

* The balance sheet as of December 31, 2008 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jul. 4,	Jun. 28,	Jul. 4,	Jun. 28,
(In thousands, except per share amounts)	2009	2008	2009	2008
Total net sales*	$18,596	$32,061	$44,251	$63,197

Cost of sales:
Cost of products sold	9,308	14,539	20,700	28,216
Cost of services	2,156	2,337	4,027	4,432
Total cost of sales	11,464	16,876	24,727	32,648
Gross profit	7,132	15,185	19,524	30,549
Operating expenses:
Research, development and engineering	4,458	5,811	9,635	11,782
Selling, general, and administrative	5,961	7,648	12,924	16,160
Operating income (loss)	(3,287)	1,726	(3,035)	2,607
Interest expense	319	(27)	309	(99)
Interest and other income (expense), net	2,439	1,065	2,394	2,374
Income (loss) before income taxes	(529)	2,764	(332)	4,882
Provision for income taxes	(42)	180	(36)	346
Net income (loss)	$(487)	$2,584	$(296)	$4,536
Earnings per share - basic:
Net income (loss)	$(0.02)	$0.11	$(0.01)	$0.19
Number of shares used in per share calculations - basic	23,669	23,488	23,644	23,472

Earnings per share - diluted:
Net income (loss)	$(0.02)	$0.11	$(0.01)	$0.19
Number of shares used in per share calculations - diluted	23,669	23,823	23,644	23,576

* Systems sales	$11,797	$24,056	$31,663	$47,541
Parts sales	3,209	3,198	5,464	6,661
Service sales	3,590	4,407	7,042	8,595
License sales	-	400	82	400
Total sales	$18,596	$32,061	$44,251	$63,197

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations,
Corporate and Marketing Communications